                                  EXHIBIT 23.1
                        CONSENT OF DELOITTE & TOUCHE, LLP

We consent to the incorporation by reference in Registration Statement Nos. 333-36629 and 333-50707 of U.S. Franchise Systems, Inc. on Form S-8 of our report dated March 14, 2000, appearing in this Annual Report on Form 10-K of U.S. Franchise Systems, Inc. for the year ended December 31, 1999.

/s/  DELOITTE & TOUCHE, LLP

Atlanta, Georgia
March 30, 2000




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